SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 1, 2004

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26299	77-0439730
(Commission File Number)	(I.R.S. Employer Identification Number)

807 11th Ave Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(650) 390-1000

(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITIONS AND DISPOSITIONS.

On July 1, 2004, Ariba, Inc., a Delaware corporation (“Ariba” or the “Company”), and FreeMarkets, Inc., a Delaware corporation (“FreeMarkets”), consummated a merger (the “Merger”) whereby Fleet Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Ariba (“Fleet”) was merged with and into FreeMarkets, pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of January 23, 2004. Following the merger of Fleet with and into FreeMarkets, FreeMarkets was merged with and into Ariba.

Pursuant to the Merger Agreement, each issued and outstanding share of common stock of FreeMarkets (“FreeMarkets Common Stock”) was converted into the right to receive $2.00 in cash and 2.25 shares of common stock of Ariba on a pre one-for-six reverse stock split basis (“Ariba Common Stock”). The cash portion of the aggregate purchase price was provided from the Company’s cash balance.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2004.

ITEM 5. OTHER EVENTS.

On July 1, 2004, Ariba issued a press release announcing that it had (a) consummated the Merger and (b) effected a one-for-six reverse split of its common stock. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired.

The required financial statements have been previously reported (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934) by the Company and have been omitted in reliance upon General Instruction B.3 of Form 8-K.

(b) Pro Forma Financial Information.

The required pro forma financial statements have been previously reported (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934) by the Company and have been omitted in reliance upon General Instruction B.3 of Form 8-K.

(c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization among Ariba, Inc., Fleet Merger Corporation and FreeMarkets, Inc. dated as of January 23, 2004 (which is incorporated herein by reference to Exhibit 2.1 of Form 8-K dated February 2, 2004).

99.1	Press release, dated July 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: July 15, 2004	By:	/S/ JAMES W. FRANKOLA
James W. Frankola
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization among Ariba, Inc., Fleet Merger Corporation and FreeMarkets, Inc. dated as of January 23, 2004 (which is incorporated herein by reference to Exhibit 2.1 of Form 8-K dated February 2, 2004).

99.1	Press release, dated July 1, 2004.